                     November 1, 2019

Dominion Energy Announces Third-Quarter Earnings

•	Third-quarter 2019 GAAP (reported) earnings of $1.17 per share
•	Third-quarter 2019 operating earnings of $1.18 per share
•	Company narrows 2019 operating earnings guidance; affirms midpoint

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended Sept. 30, 2019, of $975 million ($1.17 per share) compared with net income of $854 million ($1.30 per share) for the same period in 2018.

Operating earnings for the three months ended Sept. 30, 2019, were $967 million ($1.18 per share), compared with operating earnings of $758 million ($1.15 per share) for the same period in 2018.

Operating earnings are defined as reported earnings adjusted for certain items.  Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Thomas F. Farrell, II, chairman, president and chief executive officer, said:

“Strong performance across our business units, combined with favorable weather, resulted in operating earnings per share above the midpoint of our quarterly guidance range.  Weather-normalized results were also above the midpoint of our guidance range.

“Year-to-date results and our fourth-quarter outlook are supportive of a narrowing of our existing 2019 operating earnings guidance range to $4.15 to $4.30 per share.”

Fourth-quarter operating earnings guidance

Dominion Energy expects fourth quarter operating earnings in the range of $1.10 to $1.25 per share, compared to fourth-quarter 2018 operating earnings of $0.89 per share.  Positive drivers include the absence of a Millstone refueling outage, growth from regulated investment across electric and gas utility programs, the contribution from the Southeast Energy Group, the commencement of the Millstone zero-carbon contract, net capacity expense improvement and the impact of O&M initiatives.  The company expects negative drivers for the quarter to include the impact of 2018 asset sales, share issuances and a return to normal weather.

Conference call today

The company will host its third-quarter earnings conference call at 10 a.m. ET on Friday, Nov. 1, 2019.  Management will discuss third-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179.   International callers should dial (334) 323-0520.  The passcode for the conference call is “Dominion.”  Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

A replay of the conference call will be available beginning at about 2 p.m. ET Nov. 1 and lasting until 11 p.m. ET Nov. 8.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-0140.  The PIN for the replay is 60280652.  Additionally, a replay of the webcast will be available on the investor information pages by the end of the day Nov. 1.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or changes in accounting principles.  At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

About Dominion Energy

Nearly 7.5 million customers in 18 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to sustainable, reliable, affordable and safe energy and is one of the nation's largest producers and transporters of energy with more than $100 billion of assets providing electric generation, transmission and distribution, as well as natural gas storage, transmission, distribution and import/export services. The company expects to cut generating fleet carbon dioxide emissions 55 percent by 2030 and reduce methane emissions from its gas assets 50 percent by 2030. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements, including forecasted operating earnings fourth-quarter and full-year 2019 and beyond which are subject to various risks and uncertainties.  Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; federal, state and local legislative and regulatory developments; changes to federal, state and local environmental laws and regulations, including proposed carbon regulations; cost of environmental compliance; changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures and retirements of assets based on asset portfolio reviews; receipt of approvals for, and timing of, closing dates for other acquisitions and divestitures; changes in demand for Dominion Energy’s services; additional competition in Dominion Energy’s industries; changes to regulated rates collected by Dominion Energy; changes in operating, maintenance and construction costs; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings; and the inability to complete planned construction projects within time frames initially anticipated.   Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

#####

CONTACTS:      Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dominionenergy.com

                   Financial analysts: Steven Ridge, (804) 929-6865 or Steven.D.Ridge@dominionenergy.com

Dominion Energy, Inc.
Consolidated Statements of Income *
Unaudited (GAAP Based)
(millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Operating Revenue	$4,269	$3,451	$12,097	$10,005
Operating Expenses
Electric fuel and other energy-related purchases	774	761	2,283	2,128
Purchased electric capacity	11	50	74	87
Purchased gas	153	5	1,110	409
Other operations and maintenance[1]	1,095	782	4,527	2,585
Depreciation, depletion and amortization	679	526	1,991	1,487
Other taxes	243	177	819	542
Total operating expenses	2,955	2,301	10,804	7,238
Income from operations	1,314	1,150	1,293	2,767
Other income	173	373	653	658
Interest and related charges	451	378	1,372	1,053
Income from operations including noncontrolling interests before income tax expense	1,036	1,145	574	2,372
Income tax expense	51	262	208	485
Net Income Including Noncontrolling Interests	985	883	366	1,887
Noncontrolling Interests	10	29	17	81
Net Income Attributable to Dominion Energy	$975	$854	$349	$1,806
Earnings Per Common Share
Net income attributable to Dominion Energy - Basic	$1.19	$1.31	$0.42	$2.77
Net income attributable to Dominion Energy - Diluted	1.17	1.30	0.39	2.77

1) Includes impairment of assets and other charges.

* The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited
(millions, except earnings per share)	Three months ended September 30,
	2019	2018	Change

REPORTED EARNINGS[1]	$975	$854	$121

Pre-tax loss (income)[2]	131	(199)	330
Income tax[2]	(139)	103	(242)
Adjustments to reported earnings	(8)	(96)	88

OPERATING EARNINGS	$967	$758	$209
By segment:
Power Delivery	185	163	22
Power Generation	490	414	76
Gas Infrastructure	232	264	(32)
Southeast Energy[3]	147	-	147
Corporate and Other	(87)	(83)	(4)
	$967	$758	$209

Earnings Per Share (EPS):[4]
REPORTED EARNINGS [1]	$1.17	$1.30	$(0.13)
Adjustments to reported earnings (after tax)	0.01	(0.15)	0.16
OPERATING EARNINGS	$1.18	$1.15	$0.03
By segment:
Power Delivery	0.23	0.25	(0.02)
Power Generation	0.60	0.63	(0.03)
Gas Infrastructure	0.29	0.40	(0.11)
Southeast Energy[3]	0.18	-	0.18
Corporate and Other	(0.12)	(0.13)	0.01
	$1.18	$1.15	$0.03

Common Shares Outstanding (average, diluted)	813.0	654.9

(millions, except earnings per share)	Nine months ended September 30,
	2019	2018	Change

REPORTED EARNINGS[1]	$349	$1,806	$(1,457)

Pre-tax loss (income)[2]	2,427	251	2,176
Income tax[2]	(317)	2	(319)
Adjustments to reported earnings	2,110	253	1,857

OPERATING EARNINGS	$2,459	$2,059	$400
By segment:
Power Delivery	496	464	32
Power Generation	1,048	1,038	10
Gas Infrastructure	838	840	(2)
Southeast Energy[3]	361	-	361
Corporate and Other	(284)	(283)	(1)
	$2,459	$2,059	$400

Earnings Per Share (EPS):[4]
REPORTED EARNINGS[1]	$0.39	$2.77	$(2.38)
Adjustments to reported earnings (after tax)	2.66	0.39	2.27
OPERATING EARNINGS	$3.05	$3.16	$(0.11)
By segment:
Power Delivery	0.62	0.71	(0.09)
Power Generation	1.30	1.59	(0.29)
Gas Infrastructure	1.04	1.29	(0.25)
Southeast Energy[3]	0.45	-	0.45
Corporate and Other	(0.36)	(0.43)	0.07
	$3.05	$3.16	$(0.11)

Common Shares Outstanding (average, diluted)	803.0	652.8

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)

Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.  Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at www.dominionenergy.com/investors.

3)	New operating segment established in January 2019, in connection with Dominion Energy's merger with SCANA.
4)

The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended June 30. For the three and nine months ended September 30, the fair value adjustment required for diluted reported earnings per share calculation was $13 million and $26 million, respectively. The calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million per quarter associated with the Series A preferred stock equity units entered in June of 2019. See Form 10-Q for additional information.

Schedule 2 - Reconciliation of 2019 Operating Earnings to Reported Earnings

2019 Earnings (Nine months ended September 30, 2019)

The $2.4 billion pre-tax net effect of the adjustments included in 2019 reported earnings, but excluded from operating earnings, is primarily related to the following items:
●

$2.0 billion of merger and integration-related costs associated with the SCANA Combination, primarily reflecting $1 billion for refunds of amounts previously collected from retail electric customers of Dominion Energy South Carolina (DESC) for the NND Project, $427 million associated with a voluntary retirement program (which includes $112 million for employee benefit plan curtailment), and $316 million associated with litigation.

●

$805 million of charges at our regulated entities, primarily consisting of the retirement of electric generation facilities in cold reserve and certain automated meters and a purchase power contract termination.

●

$113 million benefit from the revision of certain asset retirement obligations for ash ponds and landfills at certain utility generation facilities, in connection with the enactment of Virginia legislation in March.

●	$364 million net gain related to our investments in nuclear decommissioning trust funds.
Dominion Energy also recorded $198 million after-tax charge for certain income tax-related regulatory assets acquired in the SCANA Combination for which Dominion Energy committed to forgo recovery.

(millions, except per share amounts)	1Q19	2Q19	3Q19	4Q19	YTD 2019	[3]
Reported earnings (loss)	($680)	$54	$975		$349
Adjustments to reported earnings [1]:
Pre-tax loss (income)	1,640	656	131		2,427
Income tax	(87)	(91)	(139)		(317)
	1,553	565	(8)		2,110
Operating earnings	$873	$619	$967		$2,459
Common shares outstanding (average, diluted)	793.1	802.6	813.0		803.0
Reported earnings (loss) per share [2]	($0.86)	$0.05	$1.17		$0.39
Adjustments to reported earnings per share [2]	1.96	0.72	0.01		2.66
Operating earnings per share [2]	$1.10	$0.77	$1.18		$3.05

1) Adjustments to reported earnings are reflected in the following table:
	1Q19	2Q19	3Q19	4Q19	YTD 2019
Pre-tax loss (income):
Merger and integration-related costs	1,429	542	60		2,031
Regulated asset and contract retirements/terminations	547	211	47		805
Revision to ash pond and landfill closure costs	(113)	0	0		(113)
Net gain on NDT funds	(253)	(83)	(28)		(364)
Other	30	(14)	52		68

	$1,640	$656	$131	$2,427
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	(255)	(91)	(139)	(485)
Write-off EDIT regulatory assets (SCANA)	198	0	0	198
Other	(30)	0	0	(30)

	($87)	($91)	($139)	($317)

*

Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2)

The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended June 30. For the three and nine months ended September 30, the fair value adjustment required for diluted reported earnings per share calculation was $13 million and $26 million, respectively. The calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million per quarter associated with the Series A preferred stock equity units entered in June of 2019. See Form 10-Q for additional information.

3)	YTD EPS may not equal sum of quarters due to share count difference and fair value adjustment associated with the convertible preferred securities.

Schedule 3 - Reconciliation of 2018 Operating Earnings to Reported Earnings

2018 Earnings (Twelve months ended December 31, 2018)

The $201 million pre-tax net effect of the adjustments included in 2018 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$759 million net benefit associated with the sales of our non-core assets, primarily reflecting the gains on sales of certain merchant generation assets and our investment in Blue Racer.
●	$219 million impairment charge associated with gathering and processing assets.
●	$215 million charge associated with Virginia legislation enacted in March that requires one-time rate credits of certain amounts to utility customers.
●	$170 million net loss related to our investments in nuclear decommissioning trust funds.
●	$124 million charge associated with disallowance of FERC-regulated plant.
●

$81 million charge associated with the asset retirement obligations for ash ponds and landfills at certain utility generation facilities in connection with the enactment of Virginia legislation in April.

●	$74 million of restoration costs associated with major storms, primarily affecting our Virginia service territory.
●	$37 million of transaction and transition costs associated with the Dominion Energy Questar combination and the acquisition of SCANA Corporation.

(millions, except per share amounts)	1Q18	2Q18	3Q18	4Q18	YTD 2018	[2]
Reported earnings	$503	$449	$854	$641	$2,447
Adjustments to reported earnings [1]:
Pre-tax loss (income)	305	145	(199)	(50)	201
	(67)	(34)	103	1	3
	238	111	(96)	(49)	204
Operating earnings	$741	$560	$758	$592	$2,651
Common shares outstanding (average, diluted)	650.5	653.1	654.9	660.9	654.9
Reported earnings per share	$0.77	$0.69	$1.30	$0.97	$3.74
Adjustments to reported earnings (after-tax)	0.37	0.17	(0.15)	(0.08)	0.31
Operating earnings per share	$1.14	$0.86	$1.15	$0.89	$4.05

1) Adjustments to reported earnings are reflected in the following table:
	1Q18	2Q18	3Q18	4Q18	YTD 2018
Pre-tax loss (income):
Sale of non-core assets			(70)	(689)	(759)
Impairment of gathering & processing assets				219	219
Impact of Virginia rate legislation	215				215
Net (gain) loss on NDT funds	43	(50)	(149)	326	170

FERC-regulated plant disallowance		122	2		124
Future ash pond and landfill closure costs		81			81
Storm costs	31			43	74
Merger-related transaction and transition costs	16	9	3	9	37
Other		(17)	15	42	40

	$305	$145	($199)	($50)	$201
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	(67)	(34)	38	11	(52)
Re-measurement of Deferred Tax balances **			47	(1)	46
Valuation Allowance ***			18	(9)	9
	($67)	($34)	$103	$1	$3

*

Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

**	During 2018, the Companies recorded further adjustments to deferred taxes in accordance with recently released tax reform guidance and to revise estimates made at year-end 2017.

***

In 3Q18, a valuation allowance was established against the portion of a deferred tax asset associated with the non-core assets that was no longer projected of being utilized to offset future taxable income. In 4Q18, the amount was adjusted based on management's assessment that it is more-likely-than-not that a portion of the deferred tax asset would be realized in 2018, to reduce tax expense associated with the sale.

2)	YTD EPS may not equal sum of quarters due to share count difference.

Schedule 4 - Reconciliation of 3Q19 Earnings to 3Q18

Preliminary, Unaudited	Three Months Ended		Nine Months Ended
(millions, except EPS)	September 30,		September 30,
	2019 vs. 2018		2019 vs. 2018
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Change in reported earnings (GAAP)	$121	($0.13)	($1,457)	($2.38)

Change in Pre-tax loss (income) [1]	330		2,176
Change in Income tax [1]	(242)		(319)
Adjustments to reported earnings	$88	$0.16	$1,857	$2.27

Change in consolidated operating earnings	$209	$0.03	$400	($0.11)

Power Delivery
Regulated electric sales:
Weather	$7	0.01	($2)	$0.00
Other	2	—	7	0.01
Rider investment	17	0.02	40	0.06
Other	(4)	0.00	(13)	(0.02)
Share dilution	—	(0.05)	—	(0.14)
Change in contribution to operating earnings	$22	($0.02)	$32	($0.09)

Power Generation
Regulated electric sales:
Weather	$16	0.02	($3)	—
Other	(3)	—	(9)	(0.01)
Electric capacity	30	0.05	27	0.04
Planned outage costs	3	—	(32)	(0.05)
Sale of merchant generation facilities	(36)	(0.05)	(69)	(0.11)
Renewable energy investment tax credits	22	0.03	30	0.04
Other	44	0.07	66	0.10
Share dilution	—	(0.15)	—	(0.30)
Change in contribution to operating earnings	$76	($0.03)	$10	($0.29)

Gas Infrastructure
Cove Point	$10	$0.01	$158	$0.24
Farmout transactions	(47)	(0.07)	(83)	(0.13)
Interest	(8)	(0.01)	(72)	(0.11)

Other	13	0.03	(5)	(0.01)
Share dilution	—	(0.07)	—	(0.24)
Change in contribution to operating earnings	($32)	($0.11)	($2)	($0.25)

Southeast Energy	$147	$0.18	$361	$0.45

Corporate and Other
Share dilution and other	($4)	$0.01	($1)	$0.07
Change in contribution to operating earnings	($4)	$0.01	($1)	$0.07

Change in consolidated operating earnings	$209	$0.03	$400	($0.11)

Change in adjustments included in reported earnings[1]	($88)	($0.16)	($1,857)	($2.27)

Change in consolidated reported earnings	$121	($0.13)	($1,457)	($2.38)

1)

Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.  Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at www.dominionenergy.com/investors.

Note: Figures may not sum due to rounding